UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ______________________________________________________________________________

FORM 8-K

 ______________________________________________________________________________

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

BWX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware		001-34658	80-0558025
(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification No.)

800 Main Street, 4th Floor
Lynchburg,	Virginia		24504
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (980) 365-4300

 ____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BWXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2020, BWX Technologies, Inc. (the “Company”) entered into an Amendment No. 1 to Credit Agreement (the “Amendment”), which amends the Credit Agreement dated May 24, 2018 (the “Credit Facility”) with Wells Fargo Bank, N.A., as administrative agent, and the other lenders party thereto. The Credit Facility originally provided for a $500 million senior secured revolving credit facility (the “Revolving Credit Facility”), a $50 million U.S. dollar senior secured term loan A made available to the Company (the “USD Term Loan”) and a $250 million (U.S. dollar equivalent) Canadian dollar senior secured term loan A made available to BWXT Canada Ltd. (the “CAD Term Loan”).

The Amendment, among other things, (1) provides additional commitments to increase the Revolving Credit Facility by $250 million, such that the Revolving Credit Facility is now $750 million; (2) extends the maturity date of the Revolving Credit Facility to March 24, 2025; (3) removes BWXT Canada Ltd. as a borrower under the Revolving Credit Facility; (4) modifies the applicable margin for borrowings under the Revolving Credit Facility to be, at the Company’s option, either (i) the Eurocurrency rate plus a margin ranging from 1.0% to 1.75% per year or (ii) the base rate plus a margin ranging from 0.0% to 0.75% per year, in each case depending on the Company’s leverage ratio; and (5) modifies the commitment fee on the unused portion of the Revolving Credit Facility to range from 0.15% to 0.225% per year, depending on the Company’s leverage ratio.

Except as amended by the Amendment, the remaining terms of the Credit Facility remain in full force and effect. The preceding description of the Amendment is a summary and is qualified in its entirety by the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On March 25, 2020 the Company issued a press release announcing the closing of the Amendment. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

10.1	Amendment No. 1 to Credit Agreement, dated as of March 24, 2020, among BWX Technologies, Inc. as administrative borrower, BWXT Canada Ltd., as the Canadian borrower, Wells Fargo Bank, N.A., as administrative borrower and the other lenders party thereto.

99.1	Press Release dated March 25, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Jason S. Kerr
Jason S. Kerr
Vice President and Chief Accounting Officer

Date: March 25, 2020